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                                   EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ZIPLINK, INC.


                                    ARTICLE I

         The name of the corporation is ZipLink, Inc.


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at such address is Corporation Service Company.


                                   ARTICLE III

         The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


                                   ARTICLE IV

         A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:


---------------------------------------- ------------------------- ---------------

                                             NUMBER OF SHARES           PAR VALUE
                      CLASS                     AUTHORIZED              PER SHARE
---------------------------------------- ------------------------- ---------------
Common Stock (the "Common Stock")               50,000,000                $.001
Preferred Stock (the "Preferred Stock")          1,000,000                $.001
---------------------------------------- ------------------------- ---------------

         A. The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:


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                  1.       COMMON STOCK.

                           a. VOTING RIGHTS: Except as otherwise required by law
                  or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

                           b. DIVIDENDS: Subject to the rights of the holders,
                  if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive and share ratably in cash dividends as, when and if declared, and at such times and in such amounts as may be determined, by the Board of Directors of the Corporation.

                           c. LIQUIDATION RIGHTS: In the event of any
                  liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

                  2 PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and to issue shares of the Preferred Stock in one or more series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.


                                    ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be three.

         At each annual meeting of stockholders, directors will be elected by those stockholders entitled to vote for directors. A director shall hold office until the next annual meeting of



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stockholders and until his or her successor shall be elected and shall qualify, subject, however, to such director's prior death, resignation or removal from office. Except as required by law or the provisions of this Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal from office.


                                   ARTICLE VI

         The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                   ARTICLE VII

         A.       Indemnification of Officers, Directors, Employees and Agents:
The Corporation shall:

                  1. indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

                  2. indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another



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         corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

                  3. to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VII.A.1. and 2., or in defense of any claim, issue or matter therein, indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and

                  4. make any indemnification under Article VII.A.1. and 2. (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article VII.A.1. and 2. Such determination shall be made, with respect to a person who is an officer or director at the time of such determination,
         (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even if less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation; and

                  5. pay expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII; such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents to be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  Notwithstanding anything to the contrary contained in this
         Article VII.A, (i) the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("Proceedings"), initiated or brought voluntarily by such director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this



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         Article VII, unless a court of competent jurisdiction determines that each of the material assertions made by such director or officer in such Proceedings were not made in good faith or were frivolous) and
         (ii) the Corporation shall not be obligated to indemnify such director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

                  6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
         Article VII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office; and

                  7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII; and

                  8. deem the provisions of this Article VII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article VII is in effect, and any repeal or modification of this Article VII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article VII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with the Corporation when the Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of the Corporation; and

                  9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall inure to the benefit of the heirs, executors and administrators of such a person.


         B. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS: No director of the Corporation shall



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be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation existing at the time of such elimination or limitation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article VII shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VIII

         A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                   ARTICLE IX


         A. WRITTEN CONSENT. At any time after the closing of an initial public offering of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL.

         B. SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called upon not less than ten (10) nor more than sixty (60) days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

         C. AMENDMENT. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of



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the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article IX.


                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.


                                   ARTICLE XI

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement or said reorganization shall, if sanctioned by the Court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                   ARTICLE XII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter amend or repeal the By-laws of the Corporation. The By-laws of the Corporation may be altered, amended, or repealed or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least 80% of the voting power of the shares of the Corporation entitled to vote generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.